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                                                                    Exhibit 10.3

                                 CROSS-RECEIPT

     Reference is made to the Series A Preferred Stock Purchase Agreement (the "Purchase Agreement") dated as of December 6, 2000 by and between BIZ Interactive Zone, Inc., a Delaware corporation (the "Company") and e-celerator fund, L.P., a Delaware limited partnership ("e-celerator") and the Side Agreement (the "Side Agreement") dated as of December 6, 2000 by and between the Company and e-celerator. Pursuant to the terms of the Side Agreement, on April 2, 2001, e-celerator notified the Company of its intent to exercise the Put Option and the Company and e-celerator agreed that the Company would repurchase 18,970 shares of the Company's Series A Preferred Stock (the "Securities") at a purchase price per share of Five Dollars and Thirty Two Cents ($5.32) or an aggregate purchase price of One Million Dollars ($1,000,000) as set forth in the Side Agreement. Capitalized terms used herein but not otherwise defined shall have the meaning ascribed to them in the Purchase Agreement or the Side Agreement.

     1. e-celerator, by its execution of this receipt (the "Receipt"), hereby acknowledges receipt from the Company, of One Million Sixty Two Thousand One Hundred Seventy Three Dollars and Eighty Four Cents ($1,062,173.84), representing (i) the aggregate purchase price of One Million Dollars ($1,000,000), (ii) accrued interest in the amount of Thirty One Thousand One Hundred Seventy Three Dollars and Eighty Four Cents ($31,173.84) on such aggregate purchase price at an annual rate of 10% per annum from April 2, 2001 to the date hereof and (iii) Thirty One Thousand Dollars ($31,000) in advance (the "Deposit") for the legal fees and expenses (the "Expenses") incurred by e-celerator in connection with the negotiation and delivery and performance of its obligations under the Side Agreement. e-celerator agrees to provide a summary invoice of the Expenses promptly and (i) in the event that the actual Expenses incurred by e-celerator are less than the Deposit, e-celerator shall return promptly such excess amount to the Company and (ii) in the event that the actual Expenses incurred are in excess of the Deposit, the Company agrees to pay promptly e-celerator such additional Expenses not to exceed Four Thousand Dollars ($4,000).

     2. e-celerator represents and warrants that the Securities are owned beneficially and of record by e-celerator free and clear of all liens, encumbrances, charges and assessments of any kind whatsoever, and upon payment of the aggregate purchase price by the Company to e-celerator and upon transfer to the Company of the Securities by e-celerator, the Company will receive title thereto free and clear of all liens, encumbrances, charges and assessments of any kind whatsoever.

     3. The Company, by its execution of this Receipt, hereby acknowledges receipt from e-celerator, the Series A Preferred Stock Certificate No. PA-1 representing 187,970 shares of the Company's Series A Preferred Stock.

     4. e-celerator hereby releases the Company from any and all claims, demands, obligations, liabilities, rights of action, and causes of action, of any kind or character

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          whatsoever, whether known or unknown, suspected or unsuspected, against the Company, its shareholders, officers, directors, employees, affiliates, agents and each of them.

     5. The Company hereby releases e-celerator from any and all claims, demands, obligations, liabilities, rights of action, and causes of action, of any kind or character whatsoever, whether known or unknown, suspected or unsuspected, against e-celerator, its partners, shareholders, officers, directors, employees, affiliates, agents and each of them.

     6. The parties acknowledge that this release is to extend to unknown, as well as known claims; so the parties hereby waive the application of California Civil Code Section 1542 which states that:

     7. The Receipt shall be governed in all respects by the internal laws of the State of California, without regard to conflicts of law principles.

               IN WITNESS WHEREOF, the undersigned have caused this receipt to be executed this day, July __, 2001.

                             BIZ INTERACTIVE ZONE, INC.


                             By:
                                ----------------------------------
                             Name:  Thomas E. Schiff
                             Title: Chief Financial Officer

                             e-celerator Fund, L.P.
                                     By: e-celerator fund, LLC, a Delaware
                                         limited liability company, as Manager

                             By: /s/ JOEL REED
                                ----------------------------------
                             Name:  Joel Reed
                             Title: Managing Member


                                      -2-
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          whatsoever, whether known or unknown, suspected or unsuspected, against the Company, its shareholders, officers, directors, employees, affiliates, agents and each of them.

     5. The Company hereby releases e-celerator from any and all claims, demands, obligations, liabilities, rights of action, and causes of action, of any kind or character whatsoever, whether known or unknown, suspected or unsuspected, against e-celerator, its partners, shareholders, officers, directors, employees, affiliates, agents and each of them.

     6. The parties acknowledge that this release is to extend to unknown, as well as known claims; so the parties hereby waive the application of California Civil Code Section 1542 which states that:

          "A general release does not extend to claims which the creditor does not know or suspect to exist in his favor at the time of executing the release, which if known by him must have materially affected his settlement with the debtor."


     7. The Receipt shall be governed in all respects by the internal laws of the State of California, without regard to conflicts of law principles.

               IN WITNESS WHEREOF, the undersigned have caused this receipt to be executed this day, July 26, 2001.


                                        BIZ INTERACTIVE ZONE, INC.



                                        By: /s/ THOMAS E. SCHIFF
                                            ------------------------------------
                                        Name: Thomas E. Schiff
                                        Title: CFO

                                        e-celerator Fund, L.P.

                                             By: e-celerator fund, LLC, a
                                             Delaware Limited liability company,
                                             as Manager


                                        By:
                                            ------------------------------------
                                        Name: Joel Reed
                                        Title: Managing Member